EXHIBIT 1
                                                                 EXECUTION COPY











                          AGREEMENT AND PLAN OF MERGER


                                 BY AND BETWEEN


                            ESSEX COUNTY GAS COMPANY


                                       AND


                               EASTERN ENTERPRISES


                          dated as of December 19, 1997




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                                TABLE OF CONTENTS


                                                                            PAGE

                                    ARTICLE I

                                   THE MERGER

  Section 1.1 The Merger  .....................................................1
  Section 1.2 Effects of the Merger  ..........................................2
  Section 1.3 Effective Time of the Merger  ...................................2
  Section 1.4 Directors and Officers  .........................................2


                                   ARTICLE II

                               TREATMENT OF SHARES

  Section 2.1 Effect of the Merger on Capital Stock  ..........................2
  Section 2.2 Exchange of Certificates  .......................................3


                                   ARTICLE III

                                   THE CLOSING

  Section 3.1 Closing  ........................................................6


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF PATRIOT CO.

  Section 4.1 Organization and Qualification  .................................6
  Section 4.2 Subsidiaries  ...................................................7
  Section 4.3 Capitalization  .................................................7
  Section 4.4 Authority; Non-Contravention; Statutory Approvals; Compliance ...8
  Section 4.5 Reports and Financial Statements  ...............................9
  Section 4.6 Absence of Certain Changes or Events  ..........................10
  Section 4.7 Litigation  ....................................................10
  Section 4.8 Registration Statement and Proxy Statement  ....................10
  Section 4.9 Tax Matters  ...................................................11
  Section 4.10 Employee Matters; ERISA  ......................................13
  Section 4.11 Environmental Protection  .....................................14
  Section 4.12 Regulation as a Utility  ......................................16
  Section 4.13 Vote Required  ................................................16

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  Section 4.14 Accounting Matters  ...........................................17
  Section 4.15 Opinion of Financial Advisor  .................................17
  Section 4.16 Ownership of Parent Common Stock  .............................17
  Section 4.17 Insurance  ....................................................17
  Section 4.18 Change in Control and Severance Payments  .....................17
  Section 4.19 Year 2000  ....................................................17


                                    ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF PARENT

  Section 5.1 Organization and Qualification  ................................19
  Section 5.2 Subsidiaries  ..................................................19
  Section 5.3 Capitalization  ................................................20
  Section 5.4 Authority; Non-Contravention; Statutory Approvals; Compliance ..20
  Section 5.5 Reports and Financial Statements  ..............................21
  Section 5.6 Absence of Certain Changes or Events  ..........................22
  Section 5.7 Litigation  ....................................................22
  Section 5.8 Registration Statement and Proxy Statement  ....................22
  Section 5.9 Regulation as a Utility  .......................................23
  Section 5.10 Accounting Matters  ...........................................23
  Section 5.11 Ownership of the Company Common Stock  ........................23


                                   ARTICLE VI

                     CONDUCT OF BUSINESS PENDING THE MERGER

  Section 6.1 Covenants of the Parties  ......................................23
  Section 6.2 Covenant of Patriot Co.; Alternative Proposals  ................27


                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

  Section 7.1 Access to Information  .........................................28
  Section 7.2 Proxy Statement and Registration Statement  ....................29
  Section 7.3 Regulatory Matters  ............................................29
  Section 7.4 Shareholder Approval  ..........................................30
  Section 7.5 Directors' and Officers' Indemnification  ......................30
  Section 7.6 Disclosure Schedules  ..........................................31
  Section 7.7 Public Announcements  ..........................................32
  Section 7.8 Rule 145 Affiliates  ...........................................32
  Section 7.9 Certain Employee Agreements  ...................................32


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  Section 7.10 Employee Benefit Plans  .......................................33
  Section 7.11 Patriot Co. Stock Plans  ......................................33
  Section 7.12 Patriot Co. Stock Options  ....................................34
  Section 7.13 Expenses  .....................................................34
  Section 7.14 Further Assurances  ...........................................34


                                  ARTICLE VIII

                                   CONDITIONS

  Section 8.1 Conditions to Each Party's Obligation to Effect the Merger .....34
  Section 8.2 Conditions to Obligation of Parent to Effect the Merger ........36
  Section 8.3 Conditions to Obligation of Patriot Co. to Effect the Merger ...37


                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

  Section 9.1 Termination  ...................................................38
  Section 9.2 Effect of Termination  .........................................39
  Section 9.3  Termination Fee; Expenses  ....................................39
  Section 9.4 Amendment  .....................................................40
  Section 9.5 Waiver  ........................................................40


                                    ARTICLE X

                               GENERAL PROVISIONS

  Section 10.1 Non-Survival; Effect of Representations and Warranties ........41
  Section 10.2 Brokers  ......................................................41
  Section 10.3 Notices  ......................................................41
  Section 10.4 Miscellaneous  ................................................42
  Section 10.5 Interpretation  ...............................................43
  Section 10.6 Counterparts; Effect  .........................................43
  Section 10.7 Parties in Interest  ..........................................43
  Section 10.8 Waiver of Jury Trial and Certain Damages  .....................43
  Section 10.9 Enforcement  ..................................................43
  Section 10.10 Massachusetts Business Trust  ................................44


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     AGREEMENT  AND  PLAN  OF  MERGER,  dated  as of  December  19,  1997  (this
"Agreement"),   by  and  between  Essex  County  Gas  Company,  a  Massachusetts corporation ("Patriot Co."), and Eastern Enterprises, a Massachusetts business trust ("Parent").

     WHEREAS, Patriot Co. and Parent have determined to engage in a business combination transaction on the terms stated herein;

     WHEREAS, the boards of directors of Patriot Co. and Parent have approved and deemed it advisable and in the best interests of their respective shareholders to consummate the transactions contemplated herein under which the business of Patriot Co. and Parent would be combined by means of the merger of Merger Co., a corporation to be formed under the laws of the Commonwealth of Massachusetts and to be a wholly owned subsidiary of Parent ("Merger Sub"), with and into Patriot Co., as a result of which Patriot Co. will become a wholly-owned subsidiary of Parent;

     WHEREAS, for federal income tax purposes, it is intended that the parties hereto and their respective stockholders will recognize no gain or loss for federal income tax purposes as a result of the consummation of the transaction contemplated hereby,

     NOW THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:


                                    ARTICLE I


                                   THE MERGER

     SECTION 1.1 THE MERGER. Upon the terms and subject to the conditions of this Agreement:

     (a) Prior to the Effective Time, Parent shall cause Merger Sub to be incorporated and to adopt charter documents and other organizational documents as may be necessary or advisable and which shall be appropriate for effecting the purposes of this Agreement.

     (b) At the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into Patriot Co. (the "Merger") in accordance with the laws of the Commonwealth of Massachusetts. Patriot Co. shall be the surviving corporation in the Merger and shall continue its corporate existence under the laws of the Commonwealth of Massachusetts. The effects and the consequences of the Merger shall be as set forth in Section 1.2. Throughout this Agreement, the term "Patriot Co." shall refer to Patriot Co. prior to the Merger and the term the "Company" shall refer to Patriot Co. in its capacity as the surviving corporation in the Merger.

     SECTION 1.2 EFFECTS OF THE MERGER. At the Effective Time, (i) the articles of organization of Patriot Co., as in effect immediately prior to the Effective Time, shall be the articles of organization of the Company until thereafter amended as provided by law and such articles of organization, and (ii) the by-laws of Patriot Co., as in effect immediately prior to the Effective Time, shall be the by-laws of the Company until thereafter amended as provided by law, the arti-

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cles of organization of the Company and such by-laws;  provided,  however, that the board of directors of the Company shall consist of the same number of directors as the number of directors of Merger Sub at the Effective Date. Subject to the foregoing, the additional effects of the Merger shall be as provided in the applicable provisions of the Gas and Electricity Law of the Commonwealth of Massachusetts (the "MGEL") and the Business Corporation Law of the Commonwealth of Massachusetts (the "MBCL").

     SECTION 1.3 EFFECTIVE TIME OF THE MERGER. On the Closing Date (as defined in Section 3.1), with respect to the Merger, articles of merger complying with the requirements of the MGEL and the MBCL shall be filed with the State Secretary of the Commonwealth of Massachusetts. The Merger shall become effective when the articles of merger are filed with the State Secretary of the Commonwealth of Massachusetts (the "Effective Time").

     SECTION 1.4 DIRECTORS AND OFFICERS. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Company, each to hold office in accordance with the Articles of Organization and by-laws of the Company, and the officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Company, in each case until their respective successors are duly elected or appointed and qualified.


                                   ARTICLE II


                               TREATMENT OF SHARES

     SECTION 2.1 EFFECT OF THE MERGER ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of Patriot Co. or Merger Sub:

     (a) Conversion of Merger Sub Stock. Each share of Common Stock of Merger Sub (the "Merger Sub Common Stock") shall be converted into one share of Common Stock , no par value, of the Company (the "Company Common Stock").

     (b) Cancellation of Certain Patriot Co. Stock. Each share of Common Stock, no par value, of Patriot Co. (the "Patriot Co. Common Stock") that is owned by Patriot Co. as treasury stock and all shares of Patriot Co. Common Stock that are owned, directly or indirectly, by Patriot Co. or Parent or any of their respective wholly owned subsidiaries shall be canceled and shall cease to exist and no stock of Parent or other consideration shall be delivered in exchange therefor.

     (c) Conversion of Patriot Co. Common Stock. Each issued and outstanding share of Common Stock, no par value, of Patriot Co. (the "Patriot Co. Common Stock"), other than shares canceled pursuant to Section 2.1(b) of this Agreement, shall be converted into the right to receive 1.183985 shares of Common Stock, par value $1.00 per share, of Parent ("Parent Common Stock"); provided that, if the Market Value of 1.183985 shares of Parent Common Stock computed in accordance with this paragraph is less than $45 per share, then each such share of Patriot Co. Common Stock shall be converted into the right to receive the number of shares of Parent Common Stock having a Market Value equal to $45; and if the Market Value of 1.183985


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shares of Parent  Common Stock is more than $50 per share,  then each such share of Patriot Co. Common Stock shall be converted into the right to receive the number of shares of Parent Common Stock having a Market Value equal to $50. "Market Value" of Parent Common Stock means the average closing price per share of Parent Common Stock on the New York Stock Exchange for the ten consecutive trading days prior to and including the fifth trading day prior to the Closing Date. Upon such conversion, each holder of a certificate formerly representing any such shares of Patriot Co. Common Stock shall cease to have any rights with respect thereto, except the right to receive the shares of fully paid and non-assessable shares of Parent Common Stock to be issued in consideration therefor upon surrender of such certificate in accordance with Section 2.3. The "Exchange Ratio" means the number of shares of Parent Common Stock into which each share of Patriot Co. Common Stock is converted pursuant to this paragraph. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of
securities    convertible    into   Parent   Common   Stock),    reorganization,
recapitalization or other like change with respect to Parent Common Stock occurring after the date hereof and having a record date prior to the Effective Time.

     SECTION 2.2 EXCHANGE OF CERTIFICATES. (a) Deposit with Exchange Agent. As soon as practicable after the Effective Time, the Company shall deposit with a bank or trust company mutually agreeable to Parent and Patriot Co. (the "Exchange Agent"), pursuant to an agreement in form and substance reasonably acceptable to Parent and Patriot Co., certificates representing shares of Parent Common Stock required to effect the conversion of Patriot Co. Common Stock into Parent Common Stock (or make other arrangements mutually satisfactory to Parent and Patriot Co.) in accordance with Section 2.1(c), together with cash payable in respect of fractional shares pursuant to Section 2.2(d).

     (b) Exchange Procedures. As soon as practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record as of the Effective Time of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Patriot Co. Common Stock (the "Certificates") that were converted (the "Converted Shares") into the right to receive shares of Parent Common Stock (the "Parent Shares") pursuant to Section 2.1: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Exchange Agent) and (ii) instructions for effecting the surrender of the Certificates in exchange for certificates representing Parent Shares. Upon surrender of a Certificate to the Exchange Agent for cancellation, together with a duly executed letter of transmittal and such other documents as the Exchange Agent may require, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole Parent Shares and the amount of cash in lieu of fractional share interests which such holder has the right to receive pursuant to the provisions of this Article II. In the event of a transfer of ownership of Converted Shares which is not registered in the transfer records of Patriot Co. a certificate representing the proper number of Parent Shares may be issued to a transferee if the Certificate representing such Converted Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence satisfactory to the Exchange Agent that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only

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the right to receive upon such surrender the certificate  representing shares of
Parent Common Stock and cash in lieu of any fractional Parent Shares as contemplated by this Section 2.2.

     (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Parent Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Parent Shares represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(d) until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of unclaimed property, escheat and other applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole Parent Shares issued in exchange therefor, without interest,
(i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.2(d) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Parent Shares and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Parent Shares.

     (d) No Fractional Securities. Notwithstanding any other provision of this Agreement, no certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates and such fractional shares shall not entitle the owner thereof to vote or to any other rights of a holder of Parent Common Stock. A holder of Patriot Co. Common Stock who would otherwise have been entitled to a fractional share of Parent
Common Stock shall be entitled to receive a cash payment in lieu of such fractional share in an amount equal to the product of such fraction multiplied by the average of the last reported sales price, regular way, per share of Parent Common Stock on the New York Stock Exchange for the ten business days prior to and including the Closing Date, without any interest thereon.

     (e) Closing of Transfer Books. From and after the Effective Time the stock transfer books of the Company shall be closed and no transfer of any capital stock thereof shall thereafter be made. If, after the Effective Time, Certificates are presented to the Company, they shall be canceled and exchanged for certificates representing the appropriate number of Parent Shares as provided in Section 2.1 and in this Section 2.2.

     (f) Termination of Exchange Agent. Any certificates representing Parent Shares deposited with the Exchange Agent pursuant to Section 2.2(a) and not exchanged within six months after the Effective Time pursuant to this Section
2.2 shall be returned by the Exchange Agent to Parent, which shall thereafter act as Exchange Agent. All funds held by the Exchange Agent for payment to the holders of unsurrendered Certificates in lieu of fractional shares, and unclaimed at the end of one year from the Effective Time shall be returned to the Company, after which time any holder of unsurrendered Certificates shall look as a general creditor only to Parent for payment of such funds to which such holder may be due, subject to applicable law.


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     (g) Escheat.  The Company shall not be liable to any person for such shares or funds delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (h) The consideration delivered upon the surrender for exchange of Patriot Co. Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Patriot Co. Common Stock, and there shall be no further registration of transfers on the records of the Company of shares of which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Company for any reason, they shall be canceled and exchanged as provided in this Article II.

     (i) In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such Parent Shares as may be required pursuant to Section 2; provided however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

     (j) It is intended by the parties hereto that the Merger shall (i) constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) qualify for accounting treatment as a pooling of interests. The parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

     (k) Each of Parent, Merger Sub and the Patriot Co. will take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Company with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Patriot Co. and Merger Sub, the officers and directors of Patriot Co. and Merger Sub immediately prior to the Effective Time are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.


                                   ARTICLE III

                                   THE CLOSING

     SECTION 3.1 CLOSING. The closing of the Merger (the "Closing") shall take place at Wachtell, Lipton, Rosen & Katz, at 10.00 A.M., Eastern time, on the second business day immediately following the date on which the last of the conditions set forth in Article VIII hereof is fulfilled or waived (other than conditions that by their nature are required to be performed on the Closing Date, but subject to satisfaction of such conditions), or at such other time and date and place as Patriot Co. and Parent shall mutually agree (the "Closing Date").


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                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF PATRIOT CO.

     Partiot Co. represents and warrants to Parent as follows:

     SECTION 4.1 ORGANIZATION AND QUALIFICATION.  Except as set forth in Section
4.1 of the Patriot Co. Disclosure Schedule (as defined in Section 7.6(ii)), Patriot Co. and each Patriot Co. subsidiary (as defined below) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite corporate power and authority, and has been duly authorized by all necessary approvals and orders, to own, lease and operate its assets and properties to the extent owned, leased and operated and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified and in good standing will not, when taken together with all other such failures, have a material adverse effect on the business, properties, prospects, financial condition or results of operations of Patriot Co. and its subsidiaries taken as a whole or on the consummation (or the timing of consummation) of this Agreement (any such material adverse effect being hereafter referred to as a "Patriot Co. Material Adverse Effect"). As used in this Agreement, the term "subsidiary" of a person shall mean any corporation or other entity (including partnerships and other business associations) of which a majority of the outstanding capital stock or other voting securities having voting power under ordinary circumstances to elect directors or similar members of the governing body of such corporation or entity shall at the time be held, directly or indirectly, by such person.

     SECTION 4.2 SUBSIDIARIES. Section 4.2 of the Patriot Co. Disclosure Schedule sets forth a description as of the date hereof, of all subsidiaries and joint ventures of Patriot Co., including the name of each such entity, the state or jurisdiction of its incorporation or organization, Patriot Co.'s interest therein and a brief description of the principal line or lines of business conducted by each such entity. Except as set forth in Section 4.2 of the Patriot Co. Disclosure Schedule, none of the Patriot Co. subsidiaries are a "public utility company", a "holding company", a "subsidiary company" or an "affiliate" of any public utility company within the meaning of Section 2(a)(5), 2(a)(7), 2(a)(8) or 2(a)(11) of the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"). Except as set forth in Section 4.2 of the Patriot Co. Disclosure Schedule, all of the issued and outstanding shares of capital stock of each Patriot Co. subsidiary are validly issued, fully paid, nonassessable and free of preemptive rights, and are owned, directly or indirectly, by Patriot Co. free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating it to grant, extend or enter into any such agreement or commitment, except for any of the foregoing that could not reasonably be expected to have a Patriot Co. Material Adverse Effect. As used in this Agreement, the term "joint venture" of a person shall mean any corpora-


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tion or other entity  (including  partnerships and other business  associations)
that is not a subsidiary of such person, in which such person or one or more of its subsidiaries owns an equity interest, other than equity interests held for passive investment purposes which are less than 10% of any class of the outstanding voting securities or equity of any such entity.

     SECTION 4.3 CAPITALIZATION. The authorized capital stock of Patriot Co. consists of 5,000,000 shares of Patriot Co. Common Stock and 7,000 shares of
Patriot Co. preferred stock. As of the close of business on November 30, 1997, there were issued and outstanding 1,778,058* shares of Patriot Co. Common Stock and no shares of Patriot Co. preferred stock. All of the issued and outstanding shares of the capital stock of Patriot Co. are validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth in Section 4.3 of the Patriot Co. Disclosure Schedule, as of the date hereof, there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating the Patriot Co. or any of the subsidiaries of Patriot Co. to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock or other equity interests of Patriot Co. or any of its subsidiaries, or obligating Patriot or any of its subsidiaries to redeem or otherwise acquire or cancel any such shares or other interests or obligating Patriot Co. to grant, extend or enter into any such agreement or commitment.

     SECTION 4.4  AUTHORITY; NON-CONTRAVENTION; STATUTORY APPROVALS; COMPLIANCE.
(a) Authority. Patriot Co. has all requisite corporate power and authority to enter into this Agreement, and, subject to obtaining the Patriot Co. Shareholders' Approval (as defined in Section 4.13) and the Patriot Co. Required Statutory Approvals (as defined in Section 4.4(c)), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by Patriot Co. of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Patriot Co., subject to obtaining the applicable Patriot Co. Shareholders' Approval.
This Agreement has been duly and validly executed and delivered by Patriot Co. and, assuming the due authorization, execution and delivery hereof by the other signatories hereto, constitutes the valid and binding obligation of Patriot Co. enforceable against it in accordance with its terms.

     (b) Non-Contravention. Except as set forth in Section 4.4(b) of the Patriot Co. Disclosure Schedule, the execution and delivery of this Agreement by Patriot Co. do not, and the consummation of the transactions contemplated hereby will not, violate, conflict with, or result in a breach of any provision of, or constitute a default (with or without notice or lapse of time or both) under, or result in the termination or modification of, or accelerate the performance re-

* This number includes 52,821 shares of Patriot Co. Common Stock issuable on January 1, 1998 under Patriot Co.'s Deferred Directors Fee Plan, 24,000 shares of Patriot Co. Common Stock issuable under outstanding options pursuant to the Patriot Co. 1994 Stock Option Plan and 7,335 shares of Patriot Co. Common Stock issuable on December 31, 1997 pursuant to the Patriot Co. Employee Stock Ownership Plan of 1986
quired by, or result in a right of termination, cancellation, or acceleration of any obligation or the loss of a benefit under, or result in the creation of any lien, security interest, charge or encumbrance ("Liens") upon any of the properties or assets of Patriot Co. or any of the subsidiaries of Patriot Co. or to Patriot Co.'s knowledge to any of its joint ventures (any such violation, conflict, breach, default, right of termination, modification, cancellation or acceleration, loss or creation, a "Violation" with respect to Patriot Co. (such term when used in Article V having a correlative meaning with respect to Parent) pursuant to any provisions of (i) the articles of organization, by-laws or similar governing documents of Patriot Co. or any of its subsidiaries or, to Patriot Co.'s knowledge, any of its joint ventures, (ii) subject to obtaining the Patriot Co. Required Statutory Approvals and the receipt of the Patriot Co. Shareholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority (as defined in Section 4.4(c)) applicable to Patriot Company or any of its subsidiaries or, to Patriot Company's knowledge, any of its joint ventures, or any of their respective properties or assets or (iii) subject to obtaining the third-party consents or other approvals set forth in Section 4.4(b) of the Patriot Co. Disclosure Schedule (the "Patriot Co. Required Consents") any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Patriot Co. or any of its subsidiaries or, to Patriot Co.'s knowledge, any of its joint ventures is a party or by which it or any of its properties or assets may be bound or affected.

     (c) Statutory Approvals. No declaration, filing or registration with, or notice to or authorization, consent or approval of, any court, federal, state, local or foreign governmental or regulatory body (including a stock exchange or other self-regulatory body) or authority (each, a "Governmental Authority") is necessary for the execution and delivery of this Agreement by Patriot Co. or the consummation by Patriot Co. of the transactions contemplated hereby, except as described in Section 4.4(c) of the Patriot Co. Disclosure Schedule (the "Patriot Co. Required Statutory Approvals"), it being understood that references in this Agreement to "obtaining" such Patriot Co. Required Statutory Approvals shall mean making such declarations, filings or registrations, giving such notices, obtaining such authorizations, consents or approvals and having such waiting periods expire as are necessary to avoid a violation of law.

     (d) Compliance. Except as set forth in Section 4.4(d) or Section 4.11 of the Patriot Co. Disclosure Schedule, or as disclosed in the Patriot Co. SEC Reports (as defined in Section 4.5) filed prior to the date hereof, neither Patriot Co. nor any of its subsidiaries nor, to the knowledge of Patriot Co., any joint venture of Patriot Co. is in violation of, is under investigation with respect to any violation of, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any Governmental Authority. Except as set forth in Section 4.4(d) of the Patriot Co. Disclosure Schedule or in Section 4.11 of the Patriot Co. Disclosure Schedule, Patriot Co. and its subsidiaries and joint ventures have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their respective businesses as currently conducted in all respects. Except as set forth in Section 4.4(d) of the Patriot Co. Disclosure Schedule, Patriot Co. and each of its subsidiaries is not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default under, (i) its articles of organization or by-laws or (ii) any material contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which it is a party or by which it is bound or to which any of its property is subject.

     SECTION 4.5 REPORTS AND FINANCIAL STATEMENTS. The filings required to be made by Patriot Co. and its subsidiaries since September 1, 1993 under the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act") the 1935 Act, and applicable state public utility laws and regulations have been filed with the Securities and Exchange Commission (the "SEC"), or the appropriate state public utilities commission, as the case may be, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto complied, as of their respective dates, in all material respects with all applicable requirements of the appropriate statute and the rules and regulations thereunder and the Exhibit Index to Patriot Co.'s most recently filed Form 10-K includes each agreement, contract or instrument (including all amendments thereto) to which Patriot Co. or any of its subsidiaries is a party or by which any of them is bound required to be included thereon (the "Material Contracts"). Patriot Co. has made available to Parent a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Patriot Co. with the SEC since September 1, 1993 (as such documents have since the time of their filing been amended, the "Patriot Co. SEC Reports"). As of their respective dates, the Patriot Co. SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of Patriot Co. included in the Patriot Co. SEC Reports (collectively, the "Patriot Co. Financial Statements") complied as to form in all material respects with the applicable rules of the SEC, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present the consolidated financial position of Patriot Co. as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended. True, accurate and complete copies of the articles of organization and by-laws of Patriot Co., as in effect on the date hereof, have been made available to Parent. Neither Patriot Co. nor any of its subsidiaries is in default under or in violation of any Material Contracts, nor to Patriot Co.'s best knowledge is any other party thereto.

     SECTION 4.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Patriot Co. SEC Reports filed prior to the date hereof or as set forth in
Section 4.6 of the Patriot Co. Disclosure Schedule, from August 31, 1997, Patriot Co. and each of its subsidiaries have conducted their operations only in the ordinary course of business consistent with past practice and there has not occurred: (i) any change, development, event or other circumstance, situation or state of affairs that has had or may be reasonably expected to have any Patriot Co. Material Adverse Effect; (ii) any amendments to or changes in the Articles of Organization or By-Laws of Patriot Co.; (iii) any damage to, destruction or loss of any asset of Patriot Co. (whether or not covered by insurance) that could reasonably be expected to have a Patriot Co. Material Adverse Effect; (iv) any material change by the Patriot Co. in its accounting methods, principles or practices; (v) any material revaluation by the Patriot Co. of any of its assets;
(vi) any other action or event that would have required the consent of Parent pursuant to Section 6.1 had such action or event occurred after the date of this Agreement; or (vii) any sale of a material amount of assets (tangible or intangible) of Patriot Co., except in the ordinary course of business.

     SECTION 4.7 LITIGATION. Except as disclosed in the Patriot Co. SEC Reports filed prior to the date hereof or as set forth in Section 4.7, Section 4.9 or
Section 4.11 of the Patriot Co. Disclosure Schedule, (i) there are no claims, suits, actions or proceedings, pending or, to the knowledge of Patriot Co., threatened, nor are there, to the knowledge of Patriot Co., any investigations or reviews pending or threatened against, relating to or affecting Patriot Co. or any of the its subsidiaries or any meritorious basis for any such claims, suits, actions, proceedings, investigations or reviews, and (ii) there are no judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to Patriot Co. or any of its subsidiaries, except for any of the foregoing under clauses (i) and (ii) that individually or in the aggregate would not reasonably be expected to have a Patriot Co. Material Adverse Effect.

     SECTION 4.8 REGISTRATION STATEMENT AND PROXY STATEMENT. (i) None of the information supplied or to be supplied by or on behalf of Patriot Co. for inclusion or incorporation by reference in the registration statement on Form S-4 to be filed with the SEC in connection with the issuance of shares of Parent Common Stock in the Merger (the "Registration Statement") will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the proxy statement, in definitive form, relating to the meeting of Patriot Co. shareholders to be held in connection with the Merger (the "Proxy Statement") shall not, at the dates mailed to shareholders and at the times of the meetings of shareholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and the Proxy Statement, insofar as they relate to Patriot Co. or any Patriot Co. subsidiary, shall comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

     SECTION 4.9 TAX MATTERS. "Taxes", as used in this Agreement, means any federal, state, county, local or foreign taxes, charges, fees, levies or other assessments, including all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipts, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any governmental entity, and includes any interest and penalties (civil or criminal) on or additions to any such taxes and any expenses incurred in connection with the determination, settlement or litigation of any tax liability. "Tax Return", as used in this Agreement, means a report, return or other information required to be supplied to a governmental entity with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes Patriot Co. or any of its subsidiaries, or Parent or any of its subsidiaries, as the case may be.

     Except as set forth in Section 4.9 of the Patriot Co. Disclosure Schedule:

     (a) Filing of Timely Tax Returns. Patriot Co. and each of its subsidiaries have filed (or there has been filed on its behalf) all Tax Returns required to be filed by each of them under applicable law. All such Tax Returns were and are in all material respects true, complete and correct and filed on a timely basis.

     (b) Payment of Taxes. Patriot Co. and each of its subsidiaries have, within the time and in the manner prescribed by law, paid all Taxes that are currently due and payable except for those contested in good faith and for which adequate reserves have been taken.

     (c) Deferred Taxes. Patriot Co. and its subsidiaries have accounted for deferred income taxes in accordance with GAAP.

     (d) Tax Liens. There are no Tax liens upon the assets of Patriot Co. or any of its subsidiaries except liens for Taxes not yet due.

     (e) Withholding Taxes. Patriot Co. and each of its subsidiaries have complied in all material respects with the provisions of the Code relating to the withholding of Taxes, as well as similar provisions under any other laws, and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required.

     (f) Extensions of Time for Filing Tax Returns. Neither Patriot Co. nor any of its subsidiaries have requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

     (g) Waivers of Statute of Limitations. Neither Patriot Co. nor any of the its subsidiaries has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

     (h) Expiration of Statute of Limitations. The statute of limitations for the assessment of all Taxes has expired for all applicable Tax Returns of Patriot Co. and each of its subsidiaries or those Tax Returns have been examined by the appropriate taxing authorities for all periods through the date hereof, and no deficiency for any Taxes has been proposed, asserted or assessed against Patriot Co. or any of its subsidiaries that has not been resolved and paid in full.

     (i) Audit, Administrative and Court Proceedings. No audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of Patriot Co. or any of its subsidiaries.

     (j) Powers of Attorney. No power of attorney currently in force has been granted by Patriot Co. or any of its subsidiaries concerning any Tax matter.

     (k) Tax Rulings. Neither Patriot Co. nor any of the its subsidiaries has received a Tax Ruling (as defined below) or entered into a Closing Agreement (as defined below) with any taxing authority that would have a continuing adverse effect after the Closing Date. "Tax Ruling", as used in this Agreement, shall mean a written ruling of a taxing authority relating to Taxes.

"Closing Agreement", as used in this Agreement, shall mean a written and legally binding agreement with a taxing authority relating to Taxes.

     (l) Availability of Tax Returns. Patriot Co. has made available to Parent complete and accurate copies of (i) all Tax Returns, and any amendments thereto, filed by Patriot Co. or any of its subsidiaries since January 1, 1993, (ii) all audit reports received from any taxing authority relating to any Tax Return filed by Patriot Co. or any of the its subsidiaries and (iii) any Closing Agreements entered into by Patriot Co. or any of its subsidiaries with any taxing authority.

     (m) Tax Sharing Agreements. Neither Patriot Co. nor any of its subsidiaries are a party to any agreement relating to allocating or sharing of Taxes.

     (n) Code Section 280G. Neither Patriot Co. nor any of its subsidiaries is a party to any agreement, contract or arrangement that could result, on account of the transactions contemplated hereunder, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

     (o) Liability for Others. Neither Patriot Co. nor any of its subsidiaries has any liability for Taxes of any person other than Patriot Co. and its subsidiaries (i) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor, (ii) by contract or (iii) otherwise.

     SECTION 4.10 EMPLOYEE MATTERS; ERISA. Except as set forth in Section 4.10 of the Patriot Co. Disclosure Schedule:

     (a) Benefit Plans. Section 4.10(a) of the Patriot Co. Disclosure Schedule contains a true and complete list of each employee benefit plan, program, policy, arrangement or agreement sponsored or maintained by Patriot Co. or any of its subsidiaries covering employees, former employees, directors or former directors of Patriot Co. or any of its subsidiaries or their beneficiaries, or providing benefits to such persons in respect of services provided to any such entity, including, but not limited to, any employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any severance or change in control agreement, plan, policy or program between Patriot Co. or any of its subsidiaries and any employee thereof (collectively, the "Patriot Co. Benefit Plans"). For purposes of this Section 4.10, "subsidiary" includes any entity which, under Code section 414(b), (c), (m) or (o), is required to be considered as a single employer with Patriot Co. Neither Patriot Co. nor any of its subsidiaries is obligated to contribute to any "multiemployer plan" as defined in Section 3(37) of ERISA.

     (b) Contributions. All contributions and other payments required to be made for any period through the date to which this representation speaks, by Patriot Co. or any of its subsidiaries to any Patriot Co. Benefit Plan (or to any person pursuant to the terms thereof) have been timely made or paid in full, or, to the extent not required to be made or paid on or before the date to which this representation speaks, have been properly reflected in the Patriot Co. Financial Statements.

     (c) Qualification; Compliance. Each of the Patriot Co. Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the Internal Revenue Service (the "IRS") to be so qualified or an application for such a determination, which was filed before the expiration of the applicable remedial amendment period, is pending, and, to the knowledge of Patriot Co., no circumstances exist that could reasonably be expected to result in the revocation of any such determination. Patriot Co. and each of its subsidiaries is in compliance in all material respects with, and each of the Patriot Co. Benefit Plans is and has been operated in all material respects in compliance with, all applicable laws, rules and regulations governing such plan, including, without limitation, ERISA and the Code. Each Patriot Co. Benefit Plan intended to provide for the deferral of income, the reduction of salary or other compensation, or to afford other income tax benefits, complies in all material respects with the requirements of the applicable provisions of the Code or other laws, rules and regulations required to provide such income tax benefits. There are no pending or, to the knowledge of Patriot Co., threatened claims under or in respect of any Patriot Co. Benefit Plan by or on behalf of any employee, former employee, director, former director, or beneficiary thereof, or otherwise involving any Patriot Co. Benefit Plan (other than routine claims for benefits).

     (d) Title I or IV Liabilities. No event has occurred and, to the knowledge of Patriot Co., there exists no condition or set of circumstances, that could subject or potentially subject Patriot Co. or any of its subsidiaries to any liability (whether to a governmental agency, a multiemployer plan or any other person or entity) arising under or based upon any provision of Title I or Title IV of ERISA.

     (e) Documents Made Available. Patriot Co. has made available to Parent a true and correct copy of each collective bargaining agreement to which the Patriot Co. or any of its subsidiaries is a party or under which Patriot Co. or any of its subsidiaries has obligations and, with respect to each Patriot Co. Benefit Plan, where applicable, (i) such plan, including all amendments thereto, and the most recent summary plan description, (ii) the most recent annual report filed with the IRS, (iii) each related trust agreement and insurance contract,
(iv) the most recent determination of the IRS with respect to the qualified status of such Patriot Co. Benefit Plan, and (v) the most recent actuarial report or valuation. To the best knowledge of Patriot Co., in the case of each Patriot Co. Benefit Plan, no employee handbook or similar employee communication relating to such Plan nor any written communication of benefits under such Plan from the administrator thereof, in either case that has not been delivered or made available to Parent, describes the terms of such Plan in a manner that is materially inconsistent with the documents and summary plan descriptions relating to such Plan that have been made available pursuant to the foregoing sentence.

     (f) No Patriot Co. Benefit Plan provides post-retirement health or welfare benefits to any individual, other than as required by Section 601 et. Seq. of ERISA and Section 4980 B of the Code or any other laws, rules or regulations.

     (g) Labor Agreements. As of the date hereof, neither Patriot Co. nor any of its subsidiaries are a party to any collective bargaining agreement or other labor agreement with any union or labor organization. To the best knowledge of Patriot Co., as of the date hereof, there is no current union representation question involving employees of Patriot Co. or any of its subsidi-aries, nor does Patriot Co. know of any activity or proceeding of any labor organization (or representative thereof) or employee group to organize any such employees. Except as disclosed in the Patriot Co. SEC Reports filed prior to the date hereof or in Section 4.10(f) of the Patriot Co. Disclosure Schedule, (i) there is no unfair labor practice, employment discrimination or other material complaint against Patriot Co. or any of its subsidiaries pending or, to the best knowledge of Patriot Co., threatened, (ii) there is no strike or lockout or material dispute, slowdown or work stoppage pending, or to the best knowledge of Patriot Co., threatened, against or involving Patriot Co., and (iii) there is no proceeding, claim, suit, action or governmental investigation pending or, to the best knowledge of Patriot Co., threatened, in respect of which any director, officer, employee or agent of Patriot Co. or any of its subsidiaries are or may be entitled to claim indemnification from Patriot Co. or such subsidiary pursuant to their respective articles of organization or by-laws or as provided in the indemnification agreements listed in Section 4.10(f) of the Patriot Co. Disclosure Schedule.

     SECTION 4.11 ENVIRONMENTAL PROTECTION. Except as set forth in Section 4.11 of the Patriot Co. Disclosure Schedule or in the Patriot Co. SEC Reports filed prior to the date hereof:

     (a) Compliance. Patriot Co. and each of its subsidiaries are in compliance with all applicable Environmental Laws (as defined in Section 4.11(f)(ii)); and neither the Patriot Co. nor any of its subsidiaries have received any communication from any person or Governmental Authority that alleges that Patriot Co. or any of its subsidiaries is not in compliance with applicable Environmental Laws, except where the failure to be in such compliance would not in the aggregate have a Patriot Co. Material Adverse Effect.

     (b) Environmental Permits. Patriot Co. and each of its subsidiaries have obtained or have applied for all environmental, health and safety permits and governmental authorizations (collectively, the "Environmental Permits") necessary for the construction of their facilities or the conduct of their operations, and all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and Patriot Co. and its subsidiaries are in compliance with all terms and conditions of the Environmental Permits, and Patriot Co. reasonably believes that any transfer, renewal or reapplication for any Environmental Permit required as a result of the Merger can be accomplished in the ordinary course of business.

     (c) Environmental  Claims.  There is no Environmental  Claim (as defined in
Section 4.11(f)(i)) pending (i) against Patriot Co. or any of its subsidiaries or joint ventures, or (ii) against any real or personal property or operations Patriot Co. or any of its subsidiaries owns, leases or manages, in whole or in part.

     (d) Releases. There have been no Releases (as defined in Section 4.11(f)(iv)) of any Hazardous Material (as defined in Section 4.11(f)(iii)) that would be reasonably likely to form the basis of any Environmental Claim against Patriot Co. or any of its subsidiaries.

     (e) Predecessors. Patriot Co. has no knowledge of any Environmental Claim pending or threatened, or of any Release of Hazardous Materials that would be reasonably likely to form the basis of any Environmental Claim, in each case against any person or entity (including, without limitation, any predecessor of Patriot Co. or any of its subsidiaries) whose liability Patriot Co. or any of its subsidiaries has or may have retained or assumed either contractually or by operation of law or against any real or personal property which Patriot Co. or any of its subsidiaries formerly owned, leased or managed, in whole or in part.

     (f) As used in this Agreement:

             (i) "Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation by any person or entity (including any Governmental Authority) alleging potential liability (including, without limitation, potential responsibility for or liability for enforcement costs, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural-resources damages, property damages, personal injuries, fines or penalties) arising out of, based on or resulting from (A) the presence, or Release or threatened Release into the environment, of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by Patriot Co. or any of its subsidiaries or joint ventures (for purposes of this Section 4.11), or by Parent or any of its subsidiaries or joint ventures (for purposes of Section 5.11); or (B) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law; or (C) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

             (ii) "Environmental Laws" means all federal, state, local laws, rules and regulations relating to pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it relates to the environment including, without limitation, laws and regulations relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

             (iii) "Hazardous Materials" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls ("PCBs") in regulated concentrations; and (b) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", or words of similar import, under any Environmental Law; and (c) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under any Environmental Law in a jurisdiction in which Patriot Co. or any of its subsidiaries or joint ventures operates (for purposes of this Section 4.11) or in which Parent or any of its subsidiaries or joint ventures operates (for purposes of Section 5.11).

             (iv) "Release" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property.

     SECTION 4.12 REGULATION AS A UTILITY. Patriot Co. is regulated as a public utility in the Commonwealth of Massachusetts and in no other state. Neither Patriot Co. nor any "subsidiary company" or "affiliate" of Patriot Co. is subject to regulation as a public utility or public service company (or similar designation) by any other state in the United States or any foreign country. Patriot Co. shall not, prior to the Effective Time, become a "holding company" within the meaning of the 1935 Act without complying with the registration exemption or other provisions applicable thereto.

     SECTION 4.13 VOTE REQUIRED. The approval of the Merger by two-thirds of the votes entitled to be cast by all holders of Patriot Co. Common Stock (the "Patriot Co. Shareholders' Approval") is the only vote of the holders of any class or series of the capital stock of Patriot Co. or any of its subsidiaries required to approve this Agreement, the Merger and the other transactions contemplated hereby.

     SECTION 4.14 ACCOUNTING MATTERS. Neither Patriot Co., any Patriot Co. subsidiary nor, to Patriot Co.'s best knowledge, any of its affiliates has taken or agreed to take any action that would prevent the transactions to be effected pursuant to this Agreement from being accounted for as a pooling of interests in accordance with GAAP and applicable SEC regulations. As used in this Agreement (except as specifically otherwise defined), the term "affiliate", except where otherwise defined herein, shall mean, as to any person, any other person which directly or indirectly controls, or is under common control with, or is controlled by, such person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

     SECTION 4.15 OPINION OF FINANCIAL ADVISOR. The Company has received the opinion of Furman Selz LLC, to the effect that, as of December 19, 1997, the Exchange Ratio is fair from a financial point of view to the holders of Patriot Co. Common Stock.

     SECTION  4.16  OWNERSHIP  OF PARENT  COMMON  STOCK.  Except as set forth in
Section 4.16 of Patriot Co. Disclosure Schedule, Patriot Co. does not "beneficially own" (as such term is defined for purposes of Section 13(d) of the Exchange Act) any shares of Parent Common Stock or Parent Preferred Stock.

     SECTION 4.17 INSURANCE. Except as set forth in Section 4.17 of the Patriot Co. Disclosure Schedule, Patriot Co. and each of its subsidiaries are, and have been continuously since January 1, 1993, insured with Minet Insurance Brokers, Inc. for a maximum amount of $10 million and against such risks and losses as are customary in all material respects for companies conducting the business as conducted by Patriot Co. and its subsidiaries during such time period. Except as set forth in Section 4.17 of the Patriot Co. Disclosure Schedule, neither Patriot Co. nor any of its subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy of Patriot Co. or any of its subsidiaries. The insurance policies of Patriot Co. and each of its subsidiaries are valid and enforceable policies in all material respects.

     SECTION 4.18 CHANGE IN CONTROL AND SEVERANCE PAYMENTS. Except as set forth on Section 4.10 of the Patriot Co. Disclosure Schedule, neither Patriot Co. nor any of its subsidiaries have any plans, programs or agreements to which they are parties, or to which they are subject, pursuant to which payments (or acceleration of benefits) may be required upon, or may become payable directly or indirectly as a result of, a change of control of Patriot Co. or otherwise upon termination of employment of any individual with Patriot Co. or any of its subsidiaries.

     SECTION 4.19 YEAR 2000. Section 4.19 of the Patriot Co. Disclosure Schedule summarizes the status of Patriot Co.'s dealings and communications with third-party service providers with respect to ensuring that Patriot Co.'s computer systems do not, or will not following modification thereof, be deficient with respect to formatting for the Year 2000 Problem and that such third-party service providers and Patriot Co.'s computer systems are, or will be, following modification thereof in material compliance with all regulations and trade organization guidelines concerning the Year 2000 Problem. Patriot Co. has made available to Parent copies of all correspondence between Patriot Co. and its third-party service providers concerning Year 2000 Problem compliance. Except as set forth in Section 4.19 of Patriot Co. Disclosure Schedule, Patriot Co. has no other contracts with, or commitments to, any third-party with respect to its computer systems. All issues and modification, if any, regarding Year 2000 Problem compliance by Patriot Co. have been resolved and undertaken and, will in the future be resolved and undertaken, by third-party service providers and Patriot Co. Patriot Co. is not aware of any inability on the part of any customer, insurance company or service provider with which the Seller transacts business to timely remedy their own deficiencies in respect of the Year 2000 Problem, which inability, individually or in the aggregate, reasonably could be expected to have a Material Adverse Effect on Patriot Co.

                                    ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF PARENT

     Parent represents and warrants to Patriot Co. as follows:

     SECTION 5.1 ORGANIZATION AND QUALIFICATION.  Except as set forth in Section
5.1 of the Parent Disclosure Schedule (as defined in Section 7.6(i)), Parent and each of its subsidiaries is a Massachusetts business trust, in the case of Parent, or a corporation, in the case of each subsidiary, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite corporate power and authority, and has been duly authorized by all necessary approvals and orders, to own, lease and operate its assets and properties to the extent owned, leased and operated and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified and in good standing will not, when taken together with all other such failures, have a material adverse effect on the business, properties, financial condition, results of operations or prospects of Parent and its subsidiaries taken as a whole or on the consummation of this Agreement (any such material adverse effect being hereafter referred to as a "Parent Material Adverse Effect").

     SECTION 5.2 SUBSIDIARIES. Section 5.2 of the Parent Disclosure Schedule sets forth a description as of the date hereof of all material subsidiaries and joint ventures of Parent. Except as set forth in Section 5.2 of the Parent Disclosure Schedule, none of Parent's subsidiaries are a "public utility company", a "holding company", a "subsidiary company" or an "affiliate" of any public utility company within the meaning of Section 2(a)(5), 2(a)(7), 2(a)(8) or 2(a)(11) of the 1935 Act, respectively. Except as set forth in Section 5.2 of the Parent Disclosure Schedule, all of the issued and outstanding shares of capital stock of each Parent subsidiary are validly issued, fully paid, nonassessable and free of preemptive rights, and are owned directly or indirectly by Parent free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such Parent subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating it to grant, extend or enter into any such agreement or commitment; except for any of the foregoing that could not reasonably be expected to have an Parent Material Adverse Effect.

     SECTION 5.3 CAPITALIZATION (a) The authorized capital stock of Parent consists of 50,000,000 shares of Parent Common Stock and no shares of Parent Preferred Stock. As of the close of business on December 18, 1997, there were issued and outstanding 20,387,739 shares of Parent Common Stock (excluding shares of treasury stock) and no shares of Parent Preferred Stock. All of the issued and outstanding shares of the capital stock of Parent are, and will be, validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth in Section 5.3 of the Parent Disclosure Schedule, as of the date hereof, there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, Parent or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock or other equity interests of Parent, or any of its subsidiaries or obligating Parent or any of its subsidiaries to redeem or otherwise acquire or cancel any such shares or other interests or obligating Parent to grant, extend or enter into any such agreement or commitment.

     SECTION 5.4 AUTHORITY; NON-CONTRAVENTION;  STATUTORY APPROVALS; COMPLIANCE.
(a) Authority. Parent has all requisite corporate power and authority to enter into this Agreement, and, subject to the applicable Parent Required Statutory Approvals (as defined in Section 5.4(c)), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by Parent of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent. This Agreement has been duly and validly executed and delivered by Parent and, assuming the due authorization, execution and delivery hereof by the other signatories hereto, constitutes the valid and binding obligation of Parent enforceable against it in accordance with its terms.

     (b) Non-Contravention. Except as set forth in Section 5.4(b) of the Parent Disclosure Schedule, the execution and delivery of this Agreement by Parent do not, and the consummation of the transactions contemplated hereby will not, result in a Violation pursuant to any provisions of (i) the articles of incorporation, by-laws or similar governing documents of Parent or any of its subsidiaries or, to Parent's knowledge, any of its joint ventures, (ii) subject to obtaining the Parent Required Statutory Approvals any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority applicable to Parent or any of its subsidiaries or, to Parent's knowledge, any of its joint ventures or any of their respective properties or assets or (iii) subject to obtaining the third-party consents or other approvals set forth in Section 5.4(b) of the Parent Disclosure Schedule (the "Parent Required Consents"), any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Parent or any of its subsidiaries or, to Parent's knowledge, any of its joint ventures is a party or by which it or any of its properties or assets may be bound or affected, excluding from the foregoing clauses (i), (ii) and (iii) such violations as would not have, in the aggregate, a Parent Material Adverse Effect.

     (c) Statutory Approvals. Except as described in Section 5.4(c) of the Parent Disclosure Schedule, no declaration, filing or registration with, or notice to or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement by Parent or the consummation by Parent of the transactions contemplated the failure to obtain, make or give which would have, in the aggregate, a Parent Material Adverse Effect (the "Parent Required Statutory Approvals"), it being understood that references in this Agreement to "obtaining" such Parent Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notices; obtaining such authorizations, consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law.

     (d) Compliance. Except as set forth in Section 5.4(d) or Section 5.11 of the Parent Disclosure Schedule, or as disclosed in the Parent SEC Reports (as defined in Section 5.5) filed prior to the date hereof, neither Parent nor any of its subsidiaries nor, to the knowledge of Parent, any joint venture of Parent is in violation of, is under investigation with respect to any violation of, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any Governmental Authority, except for violations that, in the aggregate, do not have, and to the knowledge of Parent, are not reasonably likely to have, a Parent Material Adverse Effect. Except as set forth in Section 5.4(d) of the Parent Disclosure Schedule or in Section 5.11 of the Parent Disclosure Schedule, Parent and its subsidiaries and joint ventures have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their respective businesses as currently conducted in all respects, except those which the failure to obtain would, in the aggregate, not have a Parent Material Adverse Effect. Except as set forth in Section 5.4(d) of the Parent Disclosure Schedule, Parent and each its subsidiaries is not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default under, (i) its articles of organization (or similar governing documents) or by-laws or (ii) any material contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which it is a party or by which it is bound or to which any of its property is subject; except for breaches, violations or defaults that, in the aggregate, do not have, and to the knowledge of Parent, are not reasonably likely to have, a Parent Material Adverse Effect.

     SECTION 5.5 REPORTS AND FINANCIAL STATEMENTS. The filings required to be made by Parent and its subsidiaries since January 1, 1993 under the Securities Act, the Exchange Act, the 1935 Act, and applicable state public utility laws and regulations have been filed with the SEC or the appropriate state public utilities commission, as the case may be, including all forms, statements, reports, agreements and all documents, exhibits, amendments and supplements appertaining thereto, and complied, as of their respective dates, in all material respects with all applicable requirements of the appropriate statute and the rules and regulations thereunder. Parent has made available to Patriot Co. a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Parent with the SEC since January 1, 1993 (as such documents have since the time of their filing been amended, the "Parent SEC Reports"). As of their respective dates, the Parent SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of Parent included in the Parent SEC Reports (collectively, the "Parent Financial Statements") have been prepared in accordance with GAAP (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the
SEC) and fairly present the consolidated financial position of Parent as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended. True, accurate and complete copies of the declaration of trust and by-laws of Parent as in effect on the date hereof, have been made available to Patriot Co.

     SECTION 5.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Parent SEC Reports filed prior to the date hereof or as set forth in Section
5.6 of the Parent Disclosure Schedule, from December 31, 1996, Parent and each of its subsidiaries have conducted their operations only in the ordinary course of business consistent with past practice and there has not been, and no fact or condition exists which would have or, insofar as reasonably can be foreseen, could have a Parent Adverse Effect.

     SECTION 5.7 LITIGATION. Except as disclosed in the Parent SEC Reports filed prior to the date hereof or as set forth in Section 5.7, Section 5.9 or Section
5.11 of the Parent Disclosure Schedule, (i) there are no claims, suits, actions or proceedings, pending or, to the knowledge of Parent, threatened, nor are there, to the knowledge of Parent, any investigations or reviews pending or threatened against, relating to or affecting Parent or any of the its subsidiaries, and (ii) there are no judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to Parent or any of its subsidiaries; except for any of the foregoing under clauses (i) and (ii) that individually or in the aggregate would not reasonably be expected to have a Parent Material Adverse Effect.

     SECTION 5.8 REGISTRATION STATEMENT AND PROXY STATEMENT. None of the information supplied or to be supplied by or on behalf of Parent for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Proxy Statement shall not, at the dates mailed to Patriot Co. shareholders and at the times of the meeting of Patriot Co. shareholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and the Proxy Statement, insofar as they relate to Parent or any Parent subsidiary, shall comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

     SECTION 5.9 REGULATION AS A UTILITY. Parent is an exempt "holding company" within the meaning of Section 3(a)(1) of the 1935 Act, pursuant to orders of the Securities and Exchange Commission. Boston Gas Company, a subsidiary of Parent, is a regulated public utility in the Commonwealth of Massachusetts and in no other state. Neither Parent nor any "subsidiary company" or "affiliate" of Parent is subject to regulation as a public utility or public service company (or similar designation) by any other state in the U.S. or any foreign country.

     SECTION 5.10 ACCOUNTING MATTERS. Neither Parent nor, to Parent's best knowledge, any of its affiliates has taken or agreed to take any action that would prevent the transaction to be effected pursuant to this Agreement from being accounted for as a pooling of interests in accordance with GAAP and applicable SEC regulations.

     SECTION 5.11 OWNERSHIP OF THE COMPANY COMMON STOCK.  Except as set forth in
Section 5.16 of the Parent Disclosure Schedule, as of the date of this Agreement Parent does not "beneficially own" (as such term is defined for purposes of Section 13(d) of the Exchange Act) any shares of Patriot Co. Common Stock.

                                   ARTICLE VI

                     CONDUCT OF BUSINESS PENDING THE MERGER

     SECTION 6.1 COVENANTS OF THE PARTIES. After the date hereof and prior to the Effective Time or earlier termination of this Agreement, Parent and Patriot Co. each agree as follows, each as to itself and to each of the Parent subsidiaries and Patriot Co. subsidiaries, as the case may be, except as expressly contemplated or permitted in this Agreement, or to the extent the other parties hereto shall otherwise consent in writing:

     (a) Ordinary Course of Business. Each party hereto shall, and shall cause its subsidiaries to, carry on their respective operations in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use all commercially reasonable efforts to (i) preserve intact their present business organizations and goodwill, preserve the goodwill and relationships with customers, suppliers and others having business dealings with them, (ii) subject to prudent management of workforce needs and ongoing programs currently in force, keep available the services of their present officers and employees as a group, and (iii) maintain and keep material properties and assets in as good repair and condition as at present, subject to ordinary wear and tear, and maintain supplies and inventories in quantities consistent with past practice.

     (b) Dividends. No party shall nor shall any party permit any of its subsidiaries to: (i) declare or pay any dividends on or make other distributions in respect of any of their capital stock other than (A) dividends by a wholly-owned subsidiary to Patriot Co. or Parent, as the case may be , or another wholly-owned subsidiary, (B) dividends by a less than wholly-owned subsidiary consistent with past practice, (C) regular dividends on Patriot Co. Common Stock, with usual record and payment dates in any fiscal quarter, that do not exceed $.42, or (D) regular dividends on Parent Common Stock, with usual record and payment dates in any fiscal year, that do not exceed 200% of the dividends for the prior fiscal year; (ii) split, combine or reclassify any capital stock or the capital stock of any subsidiary or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of capital stock or the capital stock of any subsidiary; or (iii) redeem, repurchase or otherwise acquire any shares of its capital stock or the capital stock of any subsidiary other than, subject to paragraph (k) below, redemptions, repurchases and other acquisitions of shares of capital stock in connection with the administration of employee benefit and dividend reinvestment plans as in effect on the date hereof in the ordinary course of the operation of such plans consistent with past practice.

     (c) Issuance of Securities. Patriot Co. shall not, nor shall it permit any of its subsidiaries to, issue, agree to issue, deliver, sell, award, pledge, dispose of or otherwise encumber or authorize or propose the issuance, delivery, sale, award, pledge, disposal or other encumbrance of, any shares of their capital stock of any class or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares or convertible or exchangeable securities, other than non-discretionary grants, as provided for in Schedule 4.3 to this Agreement, the Patriot Co. Benefit Plans and the Patriot Co. Dividend Reinvestment Plan. The parties shall promptly furnish to each other such information as may be reasonably requested including financial information and take such action as may be reasonably necessary and otherwise fully cooperate with each other in the preparation of any registration statement under the Securities Act and other documents necessary in connection with issuance of securities as contemplated by this Section 6.1(c), subject to obtaining customary indemnities.

     (d) Charter Documents. No party shall, and no party shall permit any of its subsidiaries to, amend or propose to amend its respective articles of organization, by-laws or regulations, or similar organic documents, except as contemplated herein, in any way that would alter the terms of the securities to be issued in the Merger.

     (e) Acquisitions. Except as disclosed in Section 6.1 of Patriot Co. Disclosure Schedule or the Parent Disclosure Schedule, Patriot Co. shall not, nor shall it permit any of its subsidiaries to, acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or their business organization or division thereof, or otherwise acquire or agree to acquire any material amount of assets other than in the ordinary course of business.

     (f) Capital Expenditures. Except as set forth in Section 6.1(f) of Patriot Co. Disclosure Schedule, Patriot Co. shall not, nor shall it permit any of its subsidiaries to, make capital expenditures in excess of $1 million per year over the amount budgeted by Patriot Co. or its subsidiaries for capital expenditures for the 1998 and 1999 fiscal years.

     (g) No Dispositions. Except as set forth in Section 6.1(g) of the Patriot Co. Disclosure Schedule, Patriot Co. shall not, nor shall it permit any of its subsidiaries to, sell, lease, license, encumber or otherwise dispose of, any of its assets, other than encumbrances or dispositions in the ordinary course of its business consistent with past practice.

     (h) Indebtedness. Patriot Co. shall not, nor shall it permit any of its subsidiaries to, incur or guarantee any indebtedness (including any debt borrowed or guaranteed or otherwise assumed including, without limitation, the issuance of debt securities or warrants or rights to acquire debt) or enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing other than (i) short-term indebtedness in the ordinary course of business consistent with past practice, or to finance the capital expenditures permitted pursuant to Section 6.1(f) of this Agreement; (ii) arrangements between such party and its subsidiaries or among its subsidiaries; or (iii) in connection with the refunding of existing indebtedness at a lower cost of funds.

     (i) Compensation, Benefits. Except as set forth in Section 6.1(i) of the Patriot Co. Disclosure Schedule or as may be required by applicable law, as may be required to facilitate or obtain a determination from the IRS that a plan is "qualified" within the meaning of Section 401(a) of the Code or as contemplated by this Agreement, Patriot Co. shall not, nor shall it permit any of its subsidiaries to, (i) enter into, adopt or amend or increase the amount or accelerate the payment or vesting of any benefit or amount payable under, any employee benefit plan or other contract, agreement, commitment, arrangement, plan or policy covering employees, former employees, directors or former directors or their beneficiaries or providing benefits to such persons that is maintained by, contributed to or entered into by such party or any of its subsidiaries, or increase, or enter into any contract, agreement, commitment or arrangement to increase in any manner, the compensation or fringe benefits, or otherwise to extend, expand or enhance the engagement, employment or any related rights of, or take any other action or grant any benefit (including, without limitation, any stock options or stock option plan) not required under the terms of any existing employee benefit plan, or other contract, agreement, commitment, arrangement, plan or policy to or with any director, officer or other employee of such party or any of its subsidiaries, except for normal increases or grants or actions in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to such party or any of its subsidiaries or (ii) enter into or amend any employment, severance or special pay arrangement with respect to the termination of employment or other similar contract, agreement or arrangement with any director or officer or other employee other than in the ordinary course of business consistent with current industry practice.

     (j) 1935 Act. Except as set forth in Section 6.1(j) of the Patriot Co. Disclosure Schedule or the Parent Disclosure Schedule, and except as required or contemplated by this Agreement, no party shall, nor shall any party permit any of its subsidiaries to, engage in any activities which would cause a change in its status, or that of its subsidiaries, under the 1935 Act.

     (k) Accounting. Except as set forth in Section 6.1(k) of the Patriot Co. Disclosure Schedule, Patriot Co. shall not, nor shall Patriot Co. permit any of its subsidiaries to, make any changes in its accounting methods, except as required by law, rule, regulation or GAAP.

     (l) Pooling. No party shall, nor shall any party permit any of its subsidiaries to, take any action which would, or would be reasonably likely to, prevent the transactions to be effected pursuant to this Agreement, to be accounted for as a pooling of interests in accordance with GAAP and applicable SEC regulations, and each party hereto shall use all reasonable efforts to achieve such result (including taking such actions as may be necessary to cure any facts or circumstances that could prevent such transactions from qualifying for pooling-of-interests accounting treatment).

     (m) Tax-Free Status. No party shall, nor shall any party permit any of its subsidiaries to, take any actions which would, or would be reasonably likely to, adversely affect the status of the Merger as a tax-free transaction (except as to dissenters' rights and fractional shares) under Section 368(a) of the Code, and each party hereto shall use all reasonable efforts to achieve such result.

     (n) Cooperation, Notification. Each party shall, and shall cause its subsidiaries to, (i) in the case of Patriot confer on a regular and frequent basis with one or more representatives of Parent to discuss, subject to applicable law, material operational matters and the general status of its ongoing operations; (ii) in the case of Patriot Co., promptly notify Parent of any significant changes in its business, properties, assets, condition (financial or other), results of operations or prospects; (iii) advise the other party of any change or event which has had or, insofar as reasonably can be foreseen, is reasonably likely to result in, in the case of Patriot Co., a Patriot Co. Material Adverse Effect or, in the case of Parent, a Parent Material Adverse Effect; and (iv) promptly provide the other party with copies of all filings made by such party or any of its subsidiaries with any state or federal court, administrative agency, commission or other Governmental Authority in connection with this Agreement and the transactions contemplated hereby.

     (o) Third-Party Consents. Patriot Co. shall, and shall cause its subsidiaries to, use all commercially reasonable efforts to obtain all the Company Required Consents. Patriot Co. shall promptly notify Parent of any failure or prospective failure to obtain any such consents and, if requested by Parent shall provide copies of all the Patriot Co. Required Consents obtained by Patriot Co. to Parent. Parent shall, and shall cause its subsidiaries to, use all commercially reasonable efforts to obtain all Parent Required Consents. Parent shall promptly notify Patriot Co. of any failure or prospective failure to obtain any such consents and, if requested by Patriot Co., shall provide copies of all Parent Required Consents obtained by Parent to Patriot Co.

     (p) No Breach, Etc. No party shall, nor shall any party permit any of its subsidiaries to, willfully take any action that would or is reasonably likely to result in a material breach of any provision of this Agreement or in any of its representations and warranties set forth in this Agreement being untrue on and as of the Closing Date.

     (q) Discharge of Liabilities. Patriot Co. shall not pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice (which includes the payment of final and unappealable judgments) or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of such party included in such party's reports filed with the SEC, or incurred in the ordinary course of business consistent with past practice.

     (r) Contracts. Patriot Co. shall not, except in the ordinary course of business consistent with past practice, modify, amend, terminate, renew or fail to use reasonable business efforts to renew any material contract or agreement to which such party or any subsidiary of such party is a party or waive, release or assign any material rights or claims.

     (s) Insurance. Patriot Co. shall, and shall cause its subsidiaries to, maintain with financially responsible insurance companies insurance (including directors and officers liability insurance) in such amounts and against such risks and losses as are customary for companies engaged in the electric and gas utility industry.

     (t) Permits. Patriot Co. shall, and shall cause its subsidiaries to, use reasonable efforts to maintain in effect all existing governmental permits pursuant to which such party or its subsidiaries operate.

     SECTION 6.2 COVENANT OF PATRIOT CO.; ALTERNATIVE PROPOSALS. Prior to the Effective Time, Patriot Co. agrees (a) that neither it nor any of its subsidiaries shall, and it shall direct and cause its officers, directors, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its subsidiaries or any of the foregoing) not to, initiate or solicit the making of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to an Alternative Proposal (as defined below) or engage in any negotiations concerning, or provide any non-public information or data to make or implement an Alternative Proposal; (b) that it will immediately cease and cause to be terminated any existing discussions or negotiations with any parties conducted heretofore with a view of formulating an Alternative

Proposal; and (c) that it will notify Parent promptly if any such proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it; provided, however, that nothing contained in this Section 6.2 shall prohibit the Board of Directors of Patriot Co. from (i) furnishing information (pursuant to a confidentiality agreement deemed appropriate by the Board of Directors of Patriot Co., provided, however, that such confidentiality agreement shall provide that the person or entity making such Alternative Proposal shall not purchase any shares of Patriot Co. Common Stock without the consent of the Board) to or entering into discussions or negotiations with, any person or entity that makes an unsolicited bona fide proposal or offer to acquire Patriot Co. pursuant to a merger, consolidation, share purchase, share exchange, purchase of a substantial portion of assets, business combination or other similar transaction, if, and only to the extent that, (A) the Board of Directors of Patriot Co. determines in good faith that such action is reasonably likely result in an Alternative Proposal which is a more favorable transaction from the standpoint of Patriot Co., (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, Patriot Co. provides written notice to Parent of the identity of the person or entity making the Alternative Proposal and that it intends to furnish information to, or intends to enter into discussions or negotiations with, such person or entity, (C) Patriot Co. keeps Parent informed on a timely basis of the status of any such discussions or negotiations and all terms and conditions thereof and promptly provides Parent with copies of any written inquiries or proposals relating thereto, and (D) in the event that the Board of Directors of Patriot Co. determines in good faith, after consultation with outside legal counsel, to accept any such Alternative Proposal (in accordance with subclause (A) above), Patriot Co. provides Parent with at least two days' prior notice thereof, during which time Parent may make, and in such event, Patriot Co. shall in good faith consider, a counterproposal to such Alternative Proposal; and (ii) to the extent applicable, complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Alternative Proposal. Nothing in this Section 6.2 shall (x) permit Patriot Co. to terminate this Agreement (except as specifically provided in Article 10 hereof), (y) permit Patriot Co. to enter into any agreement with respect to an Alternative Proposal during the term of this Agreement (it being agreed that during the term of this Agreement, Patriot Co. shall not enter into any agreement with any person that provides for, or in any way facilitates, an Alternative Proposal (other than a confidentiality agreement of the type described above)) or (z) affect any other obligation of Patriot Co. under this Agreement. "Alternative Proposal" shall mean any merger, acquisition, consolidation, reorganization, share exchange, tender offer, exchange offer or similar transaction involving Patriot Co. or any of Patriot Co.'s subsidiaries, or any proposal or offer to acquire in any manner, directly or indirectly, a substantial equity interest in or a substantial portion of the assets of Patriot Co. or any of Patriot Co.'s subsidiaries. Nothing herein shall prohibit a disposition permitted by Section 6.1(g) hereof.




                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

     SECTION 7.1 ACCESS TO INFORMATION. Upon reasonable notice and during normal business hours, Patriot Co. shall, and shall cause its subsidiaries to, afford to the officers, directors, employees, accountants, counsel, investment bankers, financial advisors and other representatives of Par-ent (collectively, "Representatives") reasonable access, during normal business hours throughout the period prior to the Effective Time, to all of its properties, books, contracts, commitments and records (including, but not limited to, Tax Returns) and, during such period, each party shall, and shall cause its subsidiaries to, furnish promptly to the other (i) access to each report, schedule and other document filed or received by it or any of its subsidiaries pursuant to the requirements of federal or state securities laws or filed with or sent to the SEC, the FERC, the Department of Justice, the Federal Trade Commission, the Massachusetts Department of Telecommunication and Energy, any other federal or state regulatory agency or commission, and (ii) access to all information concerning themselves, their subsidiaries, directors, officers and shareholders and such other matters as may be reasonably requested by the other party in connection with any filings, applications or approvals required or contemplated by this Agreement. Each party shall, and shall cause its subsidiaries and Representatives to, hold in strict confidence all Information (as defined in the Confidentiality Agreement) concerning the other parties furnished to it in connection with the transactions contemplated by this Agreement in accordance with the Confidentiality Agreement, dated as of November 7, 1997, between Patriot Co. and Parent, as it may be amended from time to time (the "Confidentiality Agreement").

     SECTION 7.2 PROXY STATEMENT AND REGISTRATION STATEMENT.

     (a) Preparation and Filing. The parties will prepare and file with the SEC as soon as reasonably practicable after the date hereof the Registration
Statement and the Proxy Statement (together, the "Proxy/Registration Statement"). The parties hereto shall each use reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after such filing. Each party hereto shall also take such action as may be reasonably required to cause the shares of Parent Common Stock issuable in connection with the Merger to be registered or to obtain an exemption from registration under applicable state "blue sky" or securities laws; provided, however, that no party shall be required to register or qualify as a foreign corporation or to take other action which would subject it to service of process in any jurisdiction where it will not be, following the Merger, so subject. Each of the parties hereto shall furnish all information concerning itself which is required or customary for inclusion in the Proxy/Registration Statement. The parties shall use reasonable efforts to cause the shares of Parent Common Stock issuable in the Merger to be approved for listing on the New York Stock Exchange upon official notice of issuance. The information provided by any party hereto for use in the Proxy/Registration Statement shall be true and correct in all material respects without omission of any material fact which is required to make such information not false or misleading. No representation, covenant or agreement is made by or on behalf of any party hereto with respect to information supplied by any other party for inclusion in the Proxy Statement/Registration Statement.

     (b) Letter of Patriot Co.'s Accountants. Following receipt by Arthur Anderson LLP, Patriot Co.'s independent auditors, of an appropriate request from Patriot Co. pursuant to SAS No. 72, Patriot Co. shall use best efforts to cause to be delivered to Parent a letter of Arthur Anderson LLC dated a date within two business days before the date of the Proxy/Registration Statement, and addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements similar to the Proxy/Registration Statement.

     (c) Letter of Parent's Accountants. Following receipt by Arthur Andersen LLP, Parent's independent auditor, of an appropriate request from Parent pursuant to SAS No. 72, Parent shall use best efforts to cause to be delivered to Patriot Co. a letter of Arthur Andersen LLP, dated a date within two business days before the date of the Proxy/ Registration Statement, and addressed to Patriot Co., in form and substance reasonably satisfactory to Patriot Co. and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements similar to the Proxy/Registration Statement.

     SECTION 7.3 REGULATORY MATTERS. Each party hereto shall cooperate and use its best efforts to promptly prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to use all commercially reasonable efforts to obtain all necessary permits, consents, approvals and authorizations of all Governmental Authorities necessary or advisable to consummate (or in connection with the consummation of) the transactions contemplated by this Agreement, including, without limitation, the Patriot Co. Required Statutory Approvals and the Parent Required Statutory Approvals.

     SECTION 7.4 SHAREHOLDER APPROVAL.

     (a) Patriot Co. Shareholders. Subject to the provisions of Section 7.4(b), Patriot Co. shall, as soon as reasonably practicable after the date hereof (i) take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders (the "Patriot Co. Special Meeting") for the purpose of securing the Patriot Co. Shareholders' Approval, (ii) distribute to its shareholders the Proxy Statement in accordance with applicable federal and state law and with its articles of organization and by-laws, (iii) subject to the fiduciary duties of its Board of Directors, recommend to its shareholders the approval of this Agreement and the transactions contemplated hereby and (iv) cooperate and consult with Parent with respect to each of the foregoing matters.

     (b) Meeting Date. The Patriot Co. Special Meeting for the purpose of securing the Patriot Co. Shareholders' Approval shall be held on such date as Patriot Co. and Parent shall mutually determine.

     SECTION 7.5 DIRECTORS' AND OFFICERS' Indemnification.

     (a) Indemnification. To the extent, if any, not provided by an existing right of indemnification or other agreement or policy, from and after the Effective Time, Parent and the Company shall, to the fullest extent permitted by applicable law and the charter and by-laws of the relevant entity, as in effect on the date hereof, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, an officer, director or employee of any of the parties hereto or any subsidiary (each an "Indemnified Party" and collectively, the "Indemnified Parties") against (i) all losses, expenses (including reasonable attorney's fees and expenses), claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Effective Time (and whether asserted or claimed prior to, at or after the Effective Time) that are, in whole or in part, based on or arising out of the fact that such person is or was a director, officer or employee of such party or a subsidiary of such party (the "Indemnified Liabilities"), and (ii) all Indemnified Liabilities to the extent they are based on or arise out of or pertain to the transactions contemplated by this Agreement. In the event of any such loss, expense, claim, damage or liability (whether or not arising before the Effective Time), (i) Parent shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to Parent, promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred, (ii) Parent and the Company will cooperate in the defense of any such matter and (iii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under Massachusetts law , and the declaration of trust or By-laws (or similar governing documents) shall be made by independent counsel mutually acceptable to Parent and the Indemnified Party; provided, however, that Parent shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). The Indemnified Parties as a group may retain only one law firm with respect to each related matter except to the extent there is, in the opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between positions of such Indemnified Party and any other Indemnified Party or Indemnified Parties.

     (b) Insurance. For a period of six years after the Effective Time, Parent shall cause to be maintained in effect an extended reporting period for current policies of directors' and officers' liability insurance for the benefit of those persons who are currently covered by such policies of Patriot Co. on terms no less favorable than the terms of such current insurance coverage; provided, however, that Parent shall not be required to expend in any year an amount in excess of 150% of the annual aggregate premiums currently paid by Patriot Co., for such insurance; and provided, further, that if the annual premiums of such extended reporting period coverage dates exceed such amount, Parent shall be obligated to obtain the best extended reporting period coverage reasonably available, in the reasonable judgment of the Board of Directors of Parent, for a cost not exceeding such amount.

     (c) Successors. In the event Parent or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, proper provisions shall be made so that the successors and assigns of Parent shall assume the obligations set forth in this Section 7.5.

     (d) Survival of Indemnification. To the fullest extent permitted by law, from and after the Effective Time, all rights to indemnification as of the date hereof in favor of the employees, agents, directors and officers of Patriot Co., and its subsidiaries with respect to their activities as such prior to the Effective Time, as provided in its respective articles of organization and by-laws in effect on the date hereof, or otherwise in effect on the date hereof, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time.

     (e) Benefit. The provisions of this Section 7.5 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives.

     SECTION 7.6 DISCLOSURE SCHEDULES. On the date hereof, (i) Parent has delivered to Patriot Co. a schedule (the "Parent Disclosure Schedule"), accompanied by a certificate signed by the chief financial officer of Parent stating the Parent Disclosure Schedule is being delivered pursuant to this
Section 7.6(i) and (ii) Patriot Co. has delivered to Parent a schedule (the "the Patriot Co. Disclosure Schedule"), accompanied by a certificate signed by the vice president and treasurer of Patriot Co. stating the Patriot Co. Disclosure
Schedule is being delivered pursuant to this Section 7.6(ii). The Patriot Co. Disclosure Schedule and the Parent Disclosure Schedule are collectively referred to herein as the "Disclosure Schedules". The Disclosure Schedules constitute an integral part of this Agreement and modify the respective representations, warranties, covenants or agreements of the parties hereto contained herein to the extent that such representations, warranties, covenants or agreements expressly refer to the Disclosure Schedules. Anything to the contrary contained herein or in the Disclosure Schedules notwithstanding, any and all statements, representations, warranties or disclosures set forth in the Disclosure Schedules shall be deemed to have been made on and as of the date hereof.

     SECTION 7.7 PUBLIC ANNOUNCEMENTS. Subject to each party's disclosure obligations imposed by law or the requirements of the New York Stock Exchange, Patriot Co. and Parent will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any public announcement or statement with respect hereto without the consent of the other party (which consent shall not be unreasonably withheld).

     SECTION 7.8 RULE 145 AFFILIATES. Within 30 days after the date of this Agreement, Patriot Co. shall identify in a letter to Parent, and Parent shall identify in a letter to Patriot Co., all persons who are, and to such person's best knowledge who will be at the Closing Date, "affiliates" of Patriot Co. and Parent, respectively, as such term is used in Rule 145 under the Securities Act (or otherwise under applicable SEC accounting releases with respect to pooling-of-interests accounting treatment). Each of Patriot Co. and Parent shall use all reasonable efforts to cause their respective affiliates (including any person who may be deemed to have become an affiliate after the date of the letter referred to in the prior sentence) to deliver to Parent on or prior to the Closing Date a written agreement substantially in the form attached as
Exhibit 7.8 (each, an "Affiliate Agreement").

     SECTION 7.9 CERTAIN EMPLOYEE AGREEMENTS. Subject to Section 7.10, Parent and the Company and its subsidiaries shall honor, without modification, all contracts, agreements, collective bargaining agreements and commitments of the parties prior to the date hereof which apply to any current or former employee or current or former director of the parties hereto and are disclosed in Section
4.10 of the Patriot Co. Disclosure Schedule; provided, however, that this undertaking is not intended to prevent Parent or the Company from enforcing such contracts, agreements, collective bargaining agreements and commitments in accordance with their terms, including, without limitation, any reserved right to amend, modify, suspend, revoke or terminate any such contract, agreement, collective bargaining agreement or commitment. Subject to applicable collective bargaining agreements, for a period of three years following the Effective Time, any reductions in workforce in respect of employees of the Company shall be made on a fair and equitable basis, in light of the circumstances and the objectives to be achieved, giving consideration to previous work history, job experience, and qualifications, without regard to whether em-
ployment prior to the Effective Time was with Patriot Co. or its subsidiaries or Parent or its subsidiaries, and any employees whose employment is terminated or jobs are eliminated by the Company or any of its subsidiaries during such period shall be entitled to participate on a fair and equitable basis in the job opportunity and employment placement programs offered by the Company or any of its subsidiaries. Any workforce reductions carried out following the Effective Time by Parent or the Company and their subsidiaries shall be done in accordance with all applicable collective bargaining agreements, and all laws and regulations governing the employment relationship and termination thereof including, without limitation, the Worker Adjustment and Retraining Notification Act and regulations promulgated thereunder, and any comparable state or local law.

     SECTION 7.10 EMPLOYEE BENEFIT PLANS.

     (a) Maintenance of Patriot Co. and Parent Benefit Plans. Subject to Section
7.11 and Section 6.1(i), each of the Patriot Co. Benefit Plans in effect at the date hereof shall be maintained in effect with respect to the employees or former employees of Patriot Co. and any of its subsidiaries, who are covered by any such benefit plan immediately prior to the Closing Date (the "Affiliated Employees") until Parent or the Company otherwise determine after the Effective Time; provided, however, that nothing herein contained shall limit any reserved right contained in any such Patriot Co. Benefit Plan to amend, modify, suspend, revoke or terminate any such plan; provided, further, however, that Parent or the Company or their subsidiaries shall provide benefits to the Affiliated Employees for a period of not less than six months following the Effective Time, other than with respect to plans referred to in Section 7.11, which are no less favorable in the aggregate than those provided under Patriot Co. Benefit Plans (with respect to employees and former employees of Patriot Co. and its subsidiaries). Without limitation of the foregoing, each employee of Patriot Co. or its subsidiaries immediately prior to the Effective Time who is a participant in any Patriot Co. Benefit Plan shall receive credit for purposes of eligibility to participate and vesting, but not for purposes of benefit accrual under any benefit plan of the Company or any of its subsidiaries or affiliates for service credited for the corresponding purpose under such benefit plan, but not for purposes of benefit accrual thereunder.

     SECTION 7.11 PATRIOT CO. STOCK PLANS. With respect to each Patriot Co. Benefit Plan that provides for benefits in the form of Patriot Co. Common Stock ("Patriot Co. Stock Plans"), Patriot Co. and Parent shall take all corporate action necessary or appropriate to (i) provide for the issuance or purchase in the open market of Parent Common Stock rather than Patriot Co. Common Stock, pursuant thereto, and otherwise to amend such Patriot Co. Stock Plans to reflect this Agreement and the Merger, (ii) obtain shareholder approval with respect to such Patriot Co. Stock Plans to the extent such approval is required for purposes of the Code or other applicable law, or to enable such Patriot Co. Stock Plans to comply with Rule 16b-3 promulgated under the Exchange Act, (iii) reserve for issuance under such Patriot Co. Stock Plans or otherwise provide a sufficient number of shares of Parent Common Stock for delivery upon payment of benefits, grant of awards or exercise of options under such Patriot Co. Stock Plans and (iv) as soon as practicable after the Effective Time, file registration statements on Form S-8 or amendments on such forms to the Form S-4 Registration Statement, as the case may be (or any successor or other appropriate forms), with respect to the shares of Parent Common Stock subject to such Patriot Co. Stock Plans to the extent such registration statement is required under applicable law, and Parent shall use its best efforts to maintain the effectiveness of such registration state-ments (and maintain the current status of the prospectuses contained therein) for so long as such benefits and grants remain payable and such options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Exchange Act, the Company shall administer the Patriot Co. Stock Plans, where applicable, in a manner that complies with Rule 16b-3 promulgated under the Exchange Act.

     SECTION 7.12 PATRIOT CO. STOCK OPTIONS. At the Effective Time, each option, warrant or other security convertible into convertible for or exercisable for the purchase of Patriot Co. Common Stock which is outstanding and unconverted, unexchanged or unexercised, as the case may be, shall cease to represent a right to acquire Patriot Co. Common Stock and shall be converted automatically into an option, warrant or other security, as the case may be, to purchase Parent Common Stock in an amount and at an exercise price determined as provided below:

     (a) The number of shares of Parent Common Stock to be subject to the new option, warrant or other security shall be equal to the product of the number of shares subject to the original option, warrant or other security at the Effective Time and the Exchange Ratio, rounded down to the nearest whole number of shares; and

     (b) The exercise price per share of Parent Common Stock under the new option, warrant or other security shall be equal to the exercise price per share of Patriot Co. Common Stock under the original Patriot Co. option divided by the Exchange Ratio and rounded up to the nearest whole cent.

     SECTION 7.13 EXPENSES. Subject to Section 9.3, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that those expenses incurred in connection with printing the Proxy/Registration Statement, as well as the filing fee relating thereto, shall be shared equally by Patriot Co. and Parent.

     SECTION 7.14 FURTHER ASSURANCES. Each party will, and will cause its subsidiaries to, execute such further documents and instruments and take such further actions as may reasonably be requested by any other party in order to consummate the Merger in accordance with the terms hereof.


                                  ARTICLE VIII


                                   CONDITIONS

     SECTION 8.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions, except, to the extent permitted by applicable law, that such conditions may be waived in writing pursuant to Section 9.5 by the joint action of the parties hereto:

     (a) Shareholder Approval. Patriot Shareholders' Approval shall have been obtained.

     (b) No Injunction. No temporary restraining order or preliminary or permanent injunction or other order by any federal or state court preventing consummation of the Merger shall have been issued and be continuing in effect, and the Merger and the other transactions contemplated hereby shall not have been prohibited under any applicable federal or state law or regulation.

     (c) Registration Statement. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect.

     (d) Listing of Shares. The shares of Parent Common Stock issuable in the Merger pursuant to Article II shall have been approved for listing on the New York Stock Exchange upon official notice of issuance.

     (e) Statutory Approvals. The Patriot Co. Required Statutory Approvals and the Parent Required Statutory Approvals shall have been obtained at or prior to the Effective Time, such approvals shall have become Final Orders (as defined below) and such Final Orders shall not impose terms or conditions which, in the aggregate, would have, or insofar as reasonably can be foreseen, could have, a material adverse effect on the business, assets, financial condition, prospects or results of operations of the Company and its subsidiaries taken as a whole (taking into account the proposed modifications in Patriot Co.'s rate structure outlined in the press release to be issued in connection with the announcement of the execution of this Agreement) or Parent and its subsidiaries taken as a whole or which would be materially inconsistent with the agreements of the parties contained herein; it being understood that for purposes of this section, "Parent Required Statutory Approval" shall include without limitation approval by the Massachusetts Department of Telecommunication and Energy of a revised rate/regulatory structure for the Company which will include no material limitations or restrictions on the Company's ability to implement cost savings from operating efficiencies and elimination of redundancies resulting from the integration of the operations of the Company with those of Boston Gas Company (and no such limitations or restrictions shall be imposed by statutory or other regulatory action). A "Final Order" means action by the relevant regulatory authority which has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by law before the transactions contemplated hereby may be consummated has expired, and as to which all conditions to the consummation of such transactions prescribed by law, regulation or order have been satisfied.

     (f) Pooling. Each of Patriot Co. and Parent shall have received a letter of its independent public accountants, dated the Closing Date, in form and substance reasonably satisfactory, in each case, to Patriot Co. and Parent, stating that the transactions effected pursuant to this Agreement will qualify as a pooling of interests transaction under GAAP and applicable SEC regulations.

     (g) Government Actions. There shall not be in effect any judgment, decree or order of any governmental authority, administrative agency or course of competent jurisdiction prohibiting or limiting Parent from exercising all material rights and privileges pertaining to its ownership of the Company or the ownership or operation by Parent or any of its subsidiaries of all or a material portion of the business or assets of Parent and all of its subsidiaries, or compelling Parent or any of its subsidiaries to dispose of or hold separate all or any material portion of the business or assets of Parent and all of its subsidiaries (including the Company and its subsidiaries), as a result of the Merger or the transactions contemplated by this Agreement.

     SECTION 8.2 CONDITIONS TO OBLIGATION OF PARENT TO EFFECT THE MERGER. The obligation of Parent to effect the Merger shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by Parent in writing pursuant to Section 9.5:

     (a) Performance of Obligations of Patriot Co. Patriot Co. (and/or its appropriate subsidiaries) shall have performed in all material respects its agreements and covenants contained in Sections 6.1 and 6.2 and shall have performed in all material respects its other agreements and covenants contained in or contemplated by this Agreement to be performed by it at or prior to the Effective Time.

     (b) Representations and Warranties. The representations and warranties of Patriot Co. set forth in this Agreement shall be true and correct (i) on and as of the date hereof and (ii) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time other than the date hereof or the Closing Date which need only be true and correct as of such date or time) except in each of cases (i) and (ii) for such failures of representations or warranties to be true and correct (without regard to any materiality qualifications contained therein) which, individually or in the aggregate, would not be reasonably likely to result in a Patriot Co. Material Adverse Effect.

     (c) Closing Certificates. Parent shall have received a certificate signed by the chief financial officer of Patriot Co., dated the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in Section 8.2(a) and Section 8.2(b) have been satisfied.

     (d) No Patriot Co. Material Adverse Effect. No Patriot Co. Material Adverse Effect shall have occurred and there shall exist no fact or circumstance which is reasonably likely to have a Patriot Co. Material Adverse Effect.

     (e) Patriot Co. Required Consents. Patriot Co. Required Consents the failure of which to obtain would have a Patriot Co. Material Adverse Effect shall have been obtained.

     (f) Affiliate Agreements. Patriot Co. shall have received Affiliate Agreements, duly executed by each "affiliate" of Patriot Co., substantially in the form of Exhibit 7.8, as provided in Section 7.8.

     SECTION 8.3 CONDITIONS TO OBLIGATION OF PATRIOT CO. TO EFFECT THE MERGER. The obligation of Patriot Co. to effect the Patriot Co. Merger shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by Patriot Co. in writing pursuant to
Section 9.5.

     (a) Performance of Obligations of Parent. Parent (and/or its appropriate subsidiaries) shall have performed in all material respects its agreements and covenants contained in Section 6.1 and shall have performed in all material respects its other agreements and covenants contained in or contemplated by this Agreement to be performed by it at or prior to the Effective Time.

     (b) Representations and Warranties. The representations and warranties of Parent set forth in this Agreement shall be true and correct (i) on and as of the date hereof and (ii) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time other than the date hereof or the Closing Date which need only be true and correct as of such date or time) except in each of cases (i) and (ii) for such failures of representations or warranties to be true and correct (without regard to any materiality qualifications contained therein) which, individually or in the aggregate, would not be reasonably likely to result in a Parent Material Adverse Effect.

     (c) Closing Certificates. Patriot Co. shall have received a certificate signed by the chief financial officer of Parent, dated the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in Section 8.3(a) and Section 8.3(b) have been satisfied.

     (d) No Parent Material Adverse Effect. No Parent Material Adverse Effect shall have occurred and there shall exist no fact or circumstance which is reasonably likely to have a Parent Material Adverse Effect.

     (e) Parent Required Consents. The Parent Required Consents the failure of which to obtain would have a Parent Material Adverse Effect shall have been obtained.

     (f) Affiliate Agreements. Patriot Co. shall have received Affiliate Agreements, duly executed by each "affiliate" of Parent substantially in the form of Exhibit 7.8, as provided in Section 7.8.

     (g) Tax Opinion. Patriot Co. shall have received an opinion of Wachtell, Lipton, Rosen & Katz satisfactory in form and substance to Patriot Co., dated as of the Closing Date, to the effect that the Merger will be treated as a tax-free reorganization under Section 368(a) of the Code.


                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

     SECTION 9.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval by the shareholders of the respective parties hereto contemplated by this Agreement:

     (a) by mutual written consent of the Boards of Directors of Patriot Co. and Parent;

     (b) by any party hereto, by written notice to the other parties, if the Effective Time shall not have occurred on or before the first anniversary of the date hereof (the "Initial Termination Date"); provided, however, that the right to terminate the Agreement under this Section 9.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date; and provided, further, that if on the Initial Termination Date the conditions to the Closing set forth in Sections 8.1(e), 8.2(e) and/or 8.3(e) shall not have been fulfilled but all other conditions to the Closing shall be fulfilled or shall be capable of being fulfilled, then the Initial Termination Date shall be extended to the eighteen month anniversary of the date hereof;

     (c) by any party hereto, by written notice to the other parties, if the Patriot Co. Shareholders' Approval shall not have been obtained at a duly held Patriot Co. Special Meeting on or before September 30, 1998, including any adjournments thereof;

     (d) by any party hereto, if any state or federal law, order, rule or regulation is adopted or issued, which has the effect, as supported by the written opinion of outside counsel for such party, of prohibiting the Merger, or by any party hereto if any court of competent jurisdiction in the United States or any State shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the Merger, and such order, judgment or decree shall have become final and nonappealable;

     (e) by Patriot Co., upon two days' prior notice to Parent in accordance with Section 6.2, if the Board of Directors of Patriot Co. determines in good faith that an Alternative Proposal is a more favorable transaction from the standpoint of Patriot Co.;

     (f) by Patriot Co., by written notice to Parent, if (i) there exist breaches of the representations and warranties of Parent made herein as of the date hereof which breaches, individually or in the aggregate, would or would be reasonably likely to result in a Parent Material Adverse Effect, and such breaches shall not have been remedied within 20 days after receipt by Parent of notice in writing from Patriot Co., specifying the nature of such breaches and requesting that they be remedied, or (ii) Parent (and/or its appropriate subsidiaries) shall not have performed and complied with its agreements and covenants contained in Sections 6.1(b) and 6.1(c) or shall have failed to perform and comply with, in all material respects, its other agreements and covenants hereunder and such failure to perform or comply shall not have been remedied within 20 days after receipt by Parent of notice in writing from Patriot Co., specifying the nature of such failure and requesting that it be remedied;

     (g) by Parent, by written notice to Patriot Co., if (i) there exist material breaches of the representations and warranties of Patriot Co. made herein as of the date hereof which breaches, individually or in the aggregate, would or would be reasonably likely to result in a Patriot Co. Material Adverse Effect, and such breaches shall not have been remedied within 20 days after receipt by Patriot Co. of notice in writing from Parent, specifying the nature of such breaches and requesting that they be remedied, (ii) Patriot Co. (and/or its appropriate subsidiaries) shall not have performed and complied with its agreements and covenants contained in Sections 6.1(b) and 6.1(c) or shall have failed to perform and comply with, in all material respects, its other agreements and covenants hereunder, and such failure to perform or comply shall not have been remedied within 20 days after receipt by Patriot Co. of notice in writing from Parent, specifying the nature of such failure and requesting that it be remedied; or

     (h) by either Parent or Patriot Co., by written notice to the other party, if (A) a third party acquires securities representing greater than 50% of the voting power of the outstanding voting securities of such other party or (B) individuals who as of the date hereof constitute the board of directors of such other party (together with any new directors whose election by such board of directors or whose nomination for election by the stockholders of such party was approved by a vote of a majority of the directors of such party then still in office who are either directors as of the date hereof or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of such party then in office; or

     (i) by Parent, if (i) the Board of Directors of Patriot Co. shall withdraw, modify or change its approval or recommendation of this Agreement or the Merger in a manner adverse to Parent or shall have resolved to do so; (ii) the Board of Directors of Patriot Co. shall have approved or recommended to the stockholders of Patriot Co. any merger, combination or acquisition of Patriot Co. or substantially all of its assets or any tender offer for shares of capital stock of Patriot Co., in each case by a party other than Parent or any of its affiliates; or (iii) a tender offer or exchange offer for 50% or more of the outstanding shares of Patriot Co. Common Stock is commenced (other than by Parent or an affiliate of Parent) and the Board of Directors of Patriot Co. recommends that the stockholders of Patriot Co. tender their shares in such tender or exchange offer.

     SECTION 9.2 EFFECT OF TERMINATION. Subject to Section 10.1(b), in the event of termination of this Agreement by either Patriot Co. or Parent pursuant to
Section 9.1 there shall be no liability on the part of either Patriot Co. or Parent or their respective officers or directors hereunder, except that Section
7.13 and Section 9.3, the agreement contained in the last sentence of Section 7.1, Section 10.8 and Section 10.9 shall survive the termination.

     SECTION 9.3 TERMINATION FEE; EXPENSES.

     (a) Termination Fee upon Breach or Withdrawal of Approval. If this Agreement is terminated at such time that this Agreement is terminable pursuant to one (but not both) of (x) Section 9.1(f)(i) or (ii) or (y) Section 9.1(g)(i) or (ii), then: (i) the breaching party shall promptly (but not later than five business days after receipt of notice from the non-breaching party) pay to the non-breaching party in cash an amount equal to all documented out-of-pocket expenses and fees incurred by the non-breaching party (including, without limitation, fees and expenses payable to all legal, accounting, financial, public relations and other professional advisors arising out of, in connection with or related to the Merger or the transactions contemplated by this Agreement) not in excess of $2.5 million ("Expenses"); provided, however, that, if this Agreement is terminated by a party as a result of a willful breach by the other party, the non-breaching party may pursue any remedies available to it at law or in equity and shall, in addition to its out-of-pocket expenses (which shall be paid as specified above and shall not be limited to $2.5 million), be entitled to retain such additional amounts as such non-breaching party may be entitled to receive at law or in equity.


     (b) Patriot Co. shall pay Parent a fee of $3.5 million (the "Fee"), plus Expenses, upon the first to occur of (i) the termination of this Agreement by Patriot Co. pursuant to Section 9.1(e); (ii) the termination of this Agreement by Parent pursuant to an acquisition of Patriot Co. Common Stock as set forth in
Section 9.1(h); or (iii) the termination of this Agreement by Parent or Patriot Co. pursuant to Section 9.1(c) or Section 9.1(i).

     (c) Liquidated Damages; Prompt Payment. The parties agree that the agreements contained in this Section 9.3 are an integral part of the transactions contemplated by the Agreement and constitute liquidated damages and not a penalty. If one party fails to promptly pay to the other any fee due hereunder, the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of BankBoston, N. A. from the date such fee was required to be paid.

     SECTION 9.4 AMENDMENT. This Agreement may be amended by the Boards of Directors of the parties hereto, at any time before or after approval hereof by the shareholders of Patriot Co. and prior to the Effective Time, but after such approvals, no such amendment shall (i) alter or change the amount or kind of shares, rights or any of the proceedings of the treatment of shares under
Article II, or (ii) alter or change any of the terms and conditions of this Agreement if any of the alterations or changes, alone or in the aggregate, would materially adversely affect the rights of holders of Patriot Co. capital stock, except for alterations or changes that could otherwise be adopted by the Board of Directors of Patriot Co., without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     SECTION 9.5 WAIVER. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein, to the extent permitted by applicable law. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.


                                    ARTICLE X

                               GENERAL PROVISIONS

     SECTION 10.1 NON-SURVIVAL; EFFECT OF REPRESENTATIONS AND WARRANTIES. (a) All representations, warranties and agreements in this Agreement shall not survive the Merger, except as otherwise provided in this Agreement and except for the agreements contained in this Section 10.1 and in Article II, Section 7.5, Section 7.9, Section 7.10, Section 7.11, Section 10.7 and Section 10.9. The representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement.

     (b) No party may assert a claim for breach of any representation or warranty contained in this Agreement (whether by direct claim or counterclaim) except in connection with the cancellation of this Agreement pursuant to Section 9.1(f)(i) or Section 9.1(g)(i) (or pursuant to any other subsection of Section 9.1, if the terminating party would have been entitled to terminate this Agreement pursuant to Section 9.1(f)(i) or Section 9.1(g)(i)).

     SECTION 10.2 BROKERS. Patriot Co. represents and warrants that, except for Furman Selz whose fees have been disclosed to Parent prior to the date hereof, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Patriot Co. Parent represents and warrants that, except for Salomon Smith Barney, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

     SECTION 10.3 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if (i) delivered personally, (ii) sent by reputable overnight courier service, (iii) telecopied (which is confirmed), or (iv) five days after being mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a) If to Patriot Co., to:

           Essex County Gas Company.
           7 North Hunt Road
           Amesbury, MA 01913

           Attention:       Mr. Philip H. Reardon
           Telephone:       (978) 388-4082 or
                            (978)-556-1234
           Telecopy:        (978) 469-5207

           with a copy to:

           Wachtell, Lipton, Rosen & Katz
           51 West 52nd Street
           New York, New York  10019

           Attention:  Seth A. Kaplan, Esq.

           Telephone:       (212) 403-1000
           Telecopy:        (212) 403-2000

     (b) If to Parent, to:

           Eastern Enterprises
           9 Riverside Road
           Weston, Massachusetts 02193

           Attention:       Walter J. Flaherty,
                            Senior Vice President and CFO

           Telephone:      (781) 647-2304
           Telecopy:       (781) 647-2350

           with a copy to:

           Eastern Enterprises
           9 Riverside Road
           Weston, Massachusetts 02193

           Attention:       L. William Law, Jr., Esq.,
                            Senior Vice President and General Counsel

           Telephone:       (781) 647-2313
           Telecopy:        (781) 647-2398

     SECTION 10.4 MISCELLANEOUS. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof other than the Confidentiality Agreement; (ii) shall not be assigned by operation of law or otherwise; and (iii) shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts applicable to contracts executed in and to be fully performed in such Commonwealth, without giving effect to its conflicts of law, rules or principles and except to the extent the provisions of this Agreement (including the documents or instruments referred to herein) are expressly governed by or derive their authority from the MBCL or the MGEL.

     SECTION 10.5 INTERPRETATION. When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section or Exhibit of this Agreement, respectively, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

     SECTION 10.6 COUNTERPARTS; EFFECT. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     SECTION 10.7 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, except for rights of Indemnified Parties as set forth in Section 7.5, nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     SECTION 10.8 WAIVER OF JURY TRIAL AND CERTAIN Damages. Each party to this Agreement waives, to the fullest extent permitted by applicable law, (i) any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this Agreement and (ii) without limitation to Section 9.3, any right it may have to receive damages from any other party based on any theory of liability for any special, indirect, consequential (including lost profits) or punitive damages.

     SECTION 10.9 ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the Commonwealth of Massachusetts or in Massachusetts state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the Commonwealth of Massachusetts or any Massachusetts state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement,
(b) agrees that it will not attempt to deny such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal or state court sitting in the Commonwealth of Massachusetts.

     SECTION 10.10 MASSACHUSETTS BUSINESS TRUST. Reference is hereby made to the declaration of trust establishing Eastern enterprises (formerly Eastern Gas and Fuel Associates) dated July 18, 1929, as amended, a copy of which is on file in the office of the Secretary of the Commonwealth of Massachusetts. The name "Eastern Enterprises" refers to the trustees under said declaration as trustees and not personally; and no trustee, shareholder, officer or agent of Eastern Enterprises shall be held to any personal liability in connection with the affairs of said Eastern Enterprises, but the trust estate only is liable.

     IN WITNESS WHEREOF, Patriot Co. and Parent have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                ESSEX COUNTY GAS COMPANY

                                By: /s/ Philip Reardon
                                    ----------------------
                                   Name: Philip Reardon
                                   Title: President and Chief Executive Officer
       /s/ James Hastings
       ------------------
       Vice President and Treasurer



                                EASTERN ENTERPRISES

                                By: /s/ W.J. Flaherty
                                    ---------------------
                                   Name: W.J. Flaherty
                                   Title: Senior Vice President and
                                             Chief Executive Officer
        /s/ Jean A. Scholtens
        ---------------------
           Treasurer